UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 21, 2023

LINKBANCORP, INC.

(Exact Name of Registrant as Specified in Charter)

Pennsylvania	001-41505	82-5130531
(State or Other Jurisdiction) of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1250 Camp Hill Bypass, Suite 202, Camp Hill, Pennsylvania	17011
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (855) 569-2265

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01	LNKB	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement

On February 22, 2023, LINKBANCORP, Inc., a Pennsylvania corporation (“LINK”), and Partners Bancorp, a Maryland corporation (“Partners”), entered into an Agreement and Plan of Merger (the “Merger Agreement”). The Merger Agreement provides that, upon the terms and subject to the conditions set forth therein, Partners will merge with and into LINK, with LINK as the surviving entity (the “Merger”). The Merger Agreement further provides that immediately following the Merger, The Bank of Delmarva, a Delaware chartered bank and a wholly-owned subsidiary of Partners (“TBOD”), will merge with and into LINKBANK, a Pennsylvania chartered bank and a wholly-owned Subsidiary of LINK, with LINKBANK as the surviving bank (the “TBOD Bank Merger”). The Merger Agreement also provides that immediately following the TBOD Bank Merger, Virginia Partners Bank, a Virginia chartered bank and a wholly-owned subsidiary of Partners (“VPB”), will merge with and into LINKBANK, with LINKBANK as the surviving bank (the “VPB Bank Merger” and, together with the Merger and the TBOD Bank Merger, the “Transaction”). The Merger Agreement was unanimously approved by the board of directors of each of LINK and Partners.

Merger Consideration

Upon the terms and subject to the conditions of the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each share of common stock, par value $0.01 per share, of Partners (“Partners Common Stock”) outstanding immediately prior to the Effective Time, other than certain shares held by Partners or LINK, will be converted into the right to receive 1.150 of shares (the “Exchange Ratio”) of common stock, par value $0.01 per share, of LINK (“LINK Common Stock”). Holders of Partners Common Stock will receive cash in lieu of fractional shares. The Merger is intended to be a tax-free reorganization under Section 368(a) of the Internal Revenue Code.

Treatment of Partners’ Equity Awards

Upon the terms and subject to the conditions of the Merger Agreement, at the Effective Time, (i) each option to purchase shares of Partners Common Stock under the Partners Bancorp 2021 Incentive Stock Plan, Virginia Partners Bank 2015 Incentive Stock Option Plan, Delmar Bancorp 2014 Stock Plan, Virginia Partners Bank 2008 Incentive Stock Option Plan, Liberty Bell Bank 2004 Incentive Stock Option Plan and Liberty Bell Bank 2004 Non-Qualified Stock Option Plan (the “Partners Stock Plans”) outstanding immediately prior to the Effective Time will be converted into an option to purchase a certain number of shares of LINK Common Stock and (ii) each outstanding share of Partners Common Stock subject to a restricted stock award under the Partners Stock Plans prior to the date of the Merger Agreement, whether vested or unvested, will be cancelled and converted automatically into the right to receive the Merger Consideration.

Certain Governance Matters

The Merger Agreement provides that, prior to the Effective Time, LINK will take all actions necessary to adopt certain amendments to the bylaws of LINK (the “LINK Bylaws Amendment”) regarding governance matters. Effective as of the Effective Time, and in accordance with the LINK Bylaws Amendment, the number of directors that will comprise the full boards of directors of LINK and LINKBANK will be 22, of which (i) twelve will be directors of LINK immediately prior to the Effective Time (the “LINK Continuing Directors”) and (ii) ten will be directors of Partners immediately prior to the Effective Time (“Partners Continuing Directors”). In addition, all 22 directors will be appointed to the board of directors of the surviving corporation for terms to expire at LINK’s next annual meeting of shareholders and will be nominated to serve for two terms. For two years, any vacancies in LINK Continuing Directors will be generally filled by the remaining LINK Continuing Directors and any vacancies in Partners Continuing Directors will be generally filled by the remaining Partners Continuing Directors. The current Chairman of Partners will become the Vice Chairman of the surviving corporation and surviving bank upon completion of the Merger and will become the Chairman of the surviving corporation and surviving bank in September 2024 (or such earlier date as of which the current Chairman ceases for any reason to serve as Chairman of the surviving corporation or surviving bank). The LINK Bylaws Amendment may be amended or waived by the approval of at least eighty percent (80%) of the members of the surviving corporation’s board of directors then in office. The Merger Agreement provides that, following the Transaction, the headquarters of the surviving corporation and the surviving bank will remain located in Camp Hill, Pennsylvania and the name of the surviving corporation and the surviving bank will remain LINKBANCORP, Inc. and LINKBANK, respectively.

In connection with the Merger Agreement, LINK and LINKBANK have entered into employment agreements with the following executive officers of Partners: John W. Breda, President and Chief Executive Officer of Partners; Adam G. Nalls, Executive Vice President and Chief Operating Officer of VPB; David A. Talebian, President of VPB; and Wallace N. King, Sr., Executive Vice President and Chief Lending Officer of VPB. The employment agreements become effective contingent upon the completion of the Transaction.

Certain Other Terms and Conditions of the Merger Agreement

The Merger Agreement contains customary representations and warranties from both LINK and Partners, and each party has agreed to customary covenants, including, among others, covenants relating to (i) the conduct of its business during the interim period between the execution of the Merger Agreement and the Effective Time, (ii) in the case of LINK, its obligation to call a meeting of its shareholders to approve the Merger Agreement and the amendment to the LINK articles of incorporation to increase the number of authorized shares of LINK Common Stock (“Charter Amendment”), subject to certain exceptions, the obligation of its board of directors to recommend that its shareholders approve the Merger Agreement and the Charter Amendment, (iii) in the case of Partners, its obligation to call a meeting of its shareholders to approve the Merger Agreement, and, subject to certain exceptions, the obligation of its board of directors to recommend that its shareholders approve the Merger Agreement, and (iv) each party’s non-solicitation obligations related to alternative acquisition proposals. LINK and Partners have also agreed to use their reasonable best efforts to prepare and file all applications, notices and other documents to obtain all necessary consents and approvals for consummation of the transactions contemplated by the Merger Agreement.

The completion of the Merger is subject to customary conditions, including (i) approval of the Merger Agreement by the requisite vote of the Partners shareholders, (ii) approval of the Merger Agreement and Charter Amendment by the requisite vote of the LINK shareholders, (iii) authorization for listing on NASDAQ of the shares of LINK Common Stock to be issued in the Merger, subject to official notice of issuance, (iv) receipt of required regulatory approvals, including the approval of the Board of Governors of the Federal Reserve System, the Pennsylvania Department of Banking and Securities, the Delaware Office of the State Bank Commissioner and the Virginia Bureau of Financial Institutions, without the imposition of any condition or restriction that would be reasonably expected to have a material adverse effect on the surviving corporation of the Merger and its subsidiaries, taken as a whole, after giving effect to the Merger, the TBOD Bank Merger, and the VPB Bank Merger, (v) effectiveness of the registration statement on Form S-4 for the LINK Common Stock to be issued in the Merger and (vi) the absence of any order, injunction, decree or other legal restraint preventing the completion of the Merger, the TBOD Bank Merger, the VPB Bank Merger or any of the other transactions contemplated by the Merger Agreement or making the completion of the Merger, the TBOD Bank Merger, the VPB Bank Merger or any of the other transactions contemplated by the Merger Agreement illegal. Each party’s obligation to complete the Merger is also subject to certain additional customary conditions, including (a) subject to certain exceptions, the accuracy of the representations and warranties of the other party, (b) performance in all material respects by the other party of its obligations under the Merger Agreement, and (c) receipt by such party of an opinion from its counsel to the effect that the Merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended.

The Merger Agreement provides certain termination rights for both LINK and Partners and further provides that a termination fee of $6.5 million will be payable by either LINK or Partners, as applicable, upon termination of the Merger Agreement under certain circumstances.

The representations, warranties and covenants of each party set forth in the Merger Agreement have been made only for purposes of, and were and are solely for the benefit of the parties to, the Merger Agreement; may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Accordingly, the representations and warranties may not describe the actual state of affairs at the date they were made or at any other time, and investors should not rely on them as statements of fact. In addition, such representations and warranties (i) will not survive consummation of the Merger and (ii) were made only as of the date of the Merger Agreement or such other date as is specified in the Merger Agreement. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the parties’ public disclosures. Accordingly, the Merger Agreement is included with this filing only to provide investors with information regarding the terms of the Merger Agreement, and not to provide investors with any other factual information regarding LINK or Partners, their respective affiliates or their respective businesses. The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding LINK, Partners, their respective affiliates or their respective businesses, the Merger Agreement, the Merger, the TBOD Bank Merger and the VPB Bank Merger that will be contained in, or incorporated by reference into, the Registration Statement on Form S-4 that will include a joint proxy statement of LINK and Partners and a prospectus of LINK, as well as in the Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings that each of LINK and Partners makes with the Securities and Exchange Commission (“SEC”).

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is attached hereto as Exhibit 2.1 and incorporated herein by reference.

Voting and Support Agreements

Simultaneously with the execution of the Merger Agreement, LINK entered into Voting and Support Agreements (the “Partners Voting Agreements”) with each of the directors on the board of Partners, as a shareholder party to a Partner Voting Agreement, has agreed, among other things, to vote shares of Partners’ common stock owned by such shareholder, and over which such shareholder has the right to dispose of and has voting power, in favor of the Merger Agreement and the other transactions contemplated by the Merger Agreement, and against any competing acquisition proposal, any action, agreement transaction or proposal which could reasonably be expected to result in a breach of any representation, warranty, covenant, agreement or other obligation of Partners in the Merger Agreement in any material respect, or other action that is intended or would reasonably be expected to prevent, impede, interfere with, delay, postpone or discourage any of the transactions contemplated by the Merger Agreement. The Partners Voting Agreements will terminate in certain circumstances, including upon consummation of the Merger or the termination of the Merger Agreement in accordance with its terms.

Furthermore, simultaneously with the execution of the Merger Agreement, Partners entered into Voting and Support Agreements (the “LINK Voting Agreements”) with each of the directors on the board of LINK. Each LINK director, as a shareholder party to a LINK Voting Agreement, has agreed, among other things, to vote shares of LINK’s common stock owned by such shareholder, and over which such shareholder has the right to dispose of and has voting power, in favor of the Merger Agreement, the Charter Amendment and the other transactions contemplated by the Merger Agreement, and against any competing acquisition proposal, any action, agreement transaction or proposal which could reasonably be expected to result in a breach of any representation, warranty, covenant, agreement or other obligation of LINK in the Merger Agreement in any material respect, or other action that is intended or would reasonably be expected to prevent, impede, interfere with, delay, postpone or discourage any of the transactions contemplated by the Merger Agreement. The LINK Voting Agreements will terminate in certain circumstances, including upon consummation of the Merger or the termination of the Merger Agreement in accordance with its terms.

The foregoing description of the Partners Voting Agreements and LINK Voting Agreements do not purport to be complete and are qualified in their entirety by reference to the full text of the Partners Voting Agreements and LINK Voting Agreements, forms of which are attached as Exhibit 99.1 and 99.2, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

Item 3.02	Unregistered Sales of Equity Securities

On February 21, 2023, LINK entered into an Investment Agreement with certain directors of LINK as well as other accredited investors under which it issued and sold 1,282,052 shares of its common stock, par value $0.01, at a price of $7.80 per share. The shares were issued on February 21, 2023, in a private placement exempt from registration under Section 4(a)(2) of the Securities Act of 1933, as amended, and Regulation D of the rules and regulations promulgated thereunder. The offering resulted in gross proceeds of $10.0 million. There were no underwriting discounts or commissions.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 22, 2023, in connection with entering into the Merger Agreement, LINK and LINKBANK approved and adopted amendments to the employment agreements for, and with the consent of each of Andrew Samuel, Chief Executive Officer, Carl Lundblad, President, and Brent Smith, Executive Vice President of LINK and President of LINKBANK. The amendments provide that the Transaction will not be considered a change in control to the extent that in the event of a change in control the executive would be entitled to enhanced severance benefits.

In addition, the above executive officers waived the acceleration on a change in control of stock options granted under the LINKBANCORP 2019 Equity Incentive Plan.

LINKBANK also approved and adopted an amendment to the supplemental executive retirement plan (the “SERP”) for, and with the consent of, Mr. Samuel. The amendment provides that the Transaction will not constitute a change in control under the SERP.

The foregoing description of the amendments and waivers does not purport to be complete and is qualified in its entirety by reference to the Form of Amendment to the Executive Employment Agreement, Form of Waiver of Accelerated Vesting Upon a Change in Control, and the Amendment to the Supplemental Retirement Plan Agreement for Andrew Samuel, attached hereto as Exhibits 10.1, 10.2, and 10.3, respectively.

Item 7.01	Regulation FD Disclosure

In connection with the announcement of the Merger Agreement, LINK and Partners intend to provide supplemental information regarding the proposed transaction in connection with a presentation to analysts and investors. A copy of the investor presentation is attached hereto as Exhibit 99.3 and is incorporated herein by reference.

The information in this Item 7.01 and Exhibit 99.3 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth in such filing.

Item 8.01	Other Events

On February 22, 2023, LINK and Partners issued a joint press release announcing the execution of the Merger Agreement. A copy of the press release is filed as Exhibit 99.4 hereto and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(a)	Financial statements of businesses acquired. None.

(b)	Pro forma financial information. None.

(c)	Shell company transactions: None.

(d)	Exhibits.

2.1	Agreement and Plan of Merger, dated February 22, 2023, by and between LINKBANCORP, Inc. and Partners Bancorp*

10.1	Form of Amendment to the Executive Employment Agreement

10.2	Form of Waiver of Accelerated Vesting Upon a Change in Control

10.3	Amendment to the Supplemental Retirement Plan Agreement for Andrew Samuel

99.1	Form of Voting and Support Agreement, dated February 22, 2023, by and between LINKBANCORP, Inc. and certain shareholders of Partners Bancorp

99.2	Form of Voting and Support Agreement, dated February 22, 2023, by and between Partners Bancorp and certain shareholders of LINKBANCORP, Inc.

99.3	Investor Presentation

99.4	Joint Press Release dated February 22, 2023

104	Cover Page Interactive Data File (embedded in the cover page formatted in Inline XBRL)

*

The schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. LINKBANCORP, Inc. agrees to furnish a copy of such schedules and exhibits, or any section thereof, to the SEC upon request.

Forward-Looking Statements

This Current Report on Form 8-K includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, with respect to the beliefs, goals, intentions, and expectations of LINK and Partners regarding the proposed transaction, revenues, earnings, earnings per share, loan production, asset quality, and capital levels, among other matters; our estimates of future costs and benefits of the actions we may take; our assessments of probable losses on loans; our assessments of interest rate and other market risks; our ability to achieve our financial and other strategic goals; the expected timing of completion of the proposed transaction; the expected cost savings, synergies and other anticipated benefits from the proposed transaction; and other statements that are not historical facts.

Forward-looking statements are typically identified by such words as “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project,” “should,” and other similar words and expressions, and are subject to numerous assumptions, risks, and uncertainties, which change over time. These forward-looking statements include, without limitation, those relating to the terms, timing and closing of the proposed transaction.

Additionally, forward-looking statements speak only as of the date they are made; LINK and Partners do not assume any duty, and do not undertake, to update such forward-looking statements, whether written or oral, that may be made from time to time, whether as a result of new information, future events, or otherwise. Furthermore, because forward-looking statements are subject to assumptions and uncertainties, actual results or future events could differ, possibly materially, from those indicated in such forward-looking statements as a result of a variety of factors, many of which are beyond the control of LINK and Partners. Such statements are based upon the current beliefs and expectations of the management of LINK and Partners and are subject to significant risks and uncertainties outside of the control of the parties. Caution should be exercised against placing undue reliance on forward-looking statements. The factors that could cause actual results to differ materially include the following: the occurrence of any event, change or other circumstances that could give rise to the right of one or both of the parties to terminate the definitive merger agreement between LINK and Partners; the outcome of any legal proceedings that may be instituted against LINK or Partners; the possibility that the proposed transaction will not close when expected or at all because required regulatory, shareholder or other approvals are not received or other conditions to the closing are not satisfied on a timely basis or at all, or are obtained subject to conditions that are not anticipated (and the risk that required regulatory approvals may result in the imposition of conditions that could adversely affect the combined company or the expected benefits of the proposed transaction); the ability of LINK and Partners to meet expectations regarding the timing, completion and accounting and tax treatments of the proposed transaction; the risk that any announcements relating to the proposed transaction could have adverse effects on the market price of the common stock of either or both parties to the proposed transaction; the possibility that the anticipated benefits of the proposed transaction will not be realized when expected or at all, including as a result of the impact of, or problems arising from, the integration of the two companies or as a result of the strength of the economy and competitive factors in the areas where LINK and Partners do business; certain restrictions during the pendency of the proposed transaction that may impact the parties’ ability to pursue certain business opportunities or strategic transactions; the possibility that the transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events; diversion of management’s attention from ongoing business operations and opportunities; the possibility that the parties may be unable to achieve expected synergies and operating efficiencies in the merger within the expected timeframes or at all and to successfully integrate Partners’ operations and those of LINK; such integration may be more difficult, time-consuming or costly than expected; revenues following the proposed transaction may be lower than expected; LINK’s and Partners’ success in executing their respective business plans and strategies and managing the risks involved in the foregoing; the dilution caused by LINK’s issuance of additional shares of its capital stock in connection with the proposed transaction; effects of the announcement, pendency or completion of the proposed transaction on the ability of LINK and Partners to retain customers and retain and hire key personnel and maintain relationships with their suppliers, and on their operating results and businesses generally; and risks related to the potential impact of general economic, political and market factors on the companies or the proposed transaction and other factors that may affect future results of LINK and Partners; uncertainty as to the extent of the duration, scope, and impacts of the COVID-19 pandemic on LINK, Partners and the proposed transaction; and the other factors discussed in the “Risk Factors” section of each of LINK’s and Partners’ Annual Report on Form 10-K for the year ended December 31, 2021, in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of each of LINK’s and Partners’ Quarterly Report on Form 10-Q for the quarter ended September 30, 2022, and other reports LINK and Partners file with the SEC.

Additional Information and Where to Find It

In connection with the proposed transaction, LINK will file a registration statement on Form S-4 with the SEC. The registration statement will include a joint proxy statement of LINK and Partners, which also constitutes a prospectus of LINK, that will be sent to shareholders of LINK and shareholders of Partners seeking certain approvals related to the proposed transaction.

The information contained herein does not constitute an offer to sell or a solicitation of an offer to buy any securities or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. INVESTORS AND SECURITYHOLDERS OF LINK AND PARTNERS AND THEIR RESPECTIVE AFFILIATES ARE URGED TO READ, WHEN AVAILABLE, THE REGISTRATION STATEMENT ON FORM S-4, THE JOINT PROXY STATEMENT/PROSPECTUS TO BE INCLUDED WITHIN THE REGISTRATION STATEMENT ON FORM S-4 AND ANY OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC IN CONNECTIONWITH THE PROPOSED TRANSACTION, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT LINK, PARTNERS AND THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain a free copy of the registration statement, including the joint proxy statement/prospectus, as well as other relevant documents filed with the SEC containing information about LINK and Partners, without charge, at the SEC’s website (http://www.sec.gov). Copies of documents filed with the SEC by LINK will be made available free of charge in the “Investor Relations” section of LINK’s website, https://ir.linkbancorp.com/, under the heading “SEC Filings.” Copies of documents filed with the SEC by Partners will be made available free of charge in the “Investor Relations” section of Partners’ website, https://www.partnersbancorp.com/investor-relations, under the heading “SEC Filings.”

Participants in Solicitation

LINK, Partners, and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction under the rules of the SEC. Information regarding LINK’s directors and executive officers is available in its Amendment No. 1 to the Annual Report on Form 10-K, which was filed with the SEC on April 22, 2022, and certain other documents filed by LINK with the SEC. Information regarding Partners’ directors and executive officers is available in its definitive proxy statement, which was filed with the SEC on November 2, 2022, and certain other documents filed by Partners with the SEC. Other information regarding the participants in the solicitation of proxies in respect of the proposed transaction and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the joint proxy statement/prospectus and other relevant materials to be filed with the SEC. Free copies of these documents, when available, may be obtained as described in the preceding paragraph.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

LINKBANCORP, INC.

DATE: February 22, 2023	By:	/s/ Carl D. Lundblad
Carl D. Lundblad
President